Exhibit 4.208

Execution Version

AMENDMENT NO. 1

TO

AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE

AND SERVICING AGREEMENT (GROUP III),

dated as of February 3, 2009

among

RENTAL CAR FINANCE CORP.,

as Lessor,

DTG OPERATIONS, INC.,

as Lessee and Servicer,

and those Subsidiaries of

Dollar Thrifty Automotive Group, Inc.

from time to time

becoming Lessees and Servicers thereunder

and

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,

as Guarantor and Master Servicer

AMENDMENT NO. 1

TO AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT (GROUP III)

This Amendment No. 1 to the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group III), dated as of February 3, 2009 (“Amendment”), by and between Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), DTG Operations Inc., an Oklahoma corporation (“DTG Operations”), and those Subsidiaries of DTAG (as defined below) from time to time becoming Lessees under the Group III Lease (as defined below) pursuant to Section 28 thereunder (each, an “Additional Lessee”), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”) (RCFC, DTG Operations, each Additional Lessee, and DTAG are collectively referred to herein as the “Parties”).

RECITALS:

A.        RCFC, as Lessor, DTG Operations, as Lessee and Servicer, those Subsidiaries of DTAG from time to time becoming Lessees and Servicers under the Group III Lease, and DTAG, as Guarantor and Master Servicer, entered into that certain Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group III), dated as of February 14, 2007 (the “Group III Lease”); and

B.        The Parties wish to amend and supplement the Group III Lease as provided herein pursuant to Section 22 thereof.

NOW THEREFORE, the Parties hereto agree as follows:

1.         Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Group III Lease.

2.	Amendment. The Group III Lease is hereby amended as follows:

Clause (c) of Section 18 is hereby amended by adding the words “for Program Vehicles” immediately following the words “cancel any Vehicle Order with such Defaulting Manufacturer” and immediately preceding the words “to which a vehicle identification number (a “VIN”) has not been assigned” therein.

3.         Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Group III Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Group III Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Group III Lease specifically referred to herein and any references in the Group III Lease to the provisions of the Group III Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

4.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5.         GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6.         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LESSOR:

RENTAL CAR FINANCE CORP.

By: ________________________________________
Pamela S. Peck
Vice President and Treasurer

Address:	5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:	Pamela S. Peck
Telephone:	(918) 669-2550
Facsimile:	(918) 669-2301

LESSEES AND SERVICERS:

DTG OPERATIONS, INC.

By: ________________________________________
Pamela S. Peck
Treasurer

Address:	5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:	Pamela S. Peck
Telephone:	(918) 669-2395
Facsimile:	(918) 669-2301

GUARANTOR:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: ________________________________________
Pamela S. Peck
Vice President and Treasurer

Address:	5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:	Pamela S. Peck
Telephone:	(918) 660-7700
Facsimile:	(918) 669-2301

The foregoing Amendment is hereby consented

and accepted as of the date first above written:

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as Trustee

By: ________________________________________
Name:
Title:
By: ________________________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as Master Collateral Agent

By: ________________________________________
Name:
Title:
By: ________________________________________
Name:
Title:

SYNCORA GUARANTEE INC.,

as Series 2005-1 Insurer

By: ________________________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Enhancement Provider with respect to the Series 2005-1 Notes

By: ________________________________________
Name:
Title:
By: ________________________________________
Name:
Title: